PricewaterhouseCoopers LLP
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                                             PricewaterhouseCoopers LLP
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Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549



December 30, 1998



Commissioners:



We have read the statements made by Aquagenix, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1998. We agree with the Statements concerning our Firm in such Form 8-K.



Very truly yours,


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP